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                                                                   Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Cornerstone Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-67302, 333-67298 and 333-73129) and Form S-3 (No. 333-73131)
of our report dated January 25, 2002 relating to the consolidated statements of condition of Cornerstone Bancorp, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2001 Annual Report on Form 10-KSB of Cornerstone Bancorp, Inc.

/s/ KPMG LLP

Stamford, Connecticut
March 20, 2002